SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

SOURCE GOLD CORPORATION.

(Exact name of Company as specified in its charter)

Nevada  000-54840  N/A

(State or other jurisdiction

(Commission File Number)

(IRS Employer

of Incorporation) Identification Number)

2 Toronto Street, Suite 234

Toronto, Ontario, Canada M5C 2B5

(Address of principal executive offices)

Phone: (289) 208-6664

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On January 24, 2013, The Corporation appointed Dhugald Pinchin as a Director of Source Gold Corp. effective immediately.

Dhugald Pinchin – obtained his degree in Bachelors of Business Administration and began working in the resource sector in the late 1990's. Mr. Pinchin then spent 10 years working in the banking sector specializing in finance and lending. Mr. Pinchin then returned to the resource sector and is currently working as Vice President of Business Development focusing on resource properties in Mexico from early exploration to those with primary resource calculations.

There are no understandings or arrangements between Mr. Pinchin and any other person pursuant to which Mr. Pinchin was selected as a director. There is no family relationship between Mr. Pinchin with any of our other officers and directors, or person nominated or chosen by the Company to become a director. There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Pinchin had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE GOLD CORPORATION.

Date: January 24, 2013

By: /s/ Jon Fullenkamp

Jon Fullenkamp

Chairman